Exhibit 99.1

10 Cabot Place, Stoughton, MA 02072

News Release

For Immediate Release April 28, 2020	For More Information, Contact: William M. Parent, President and Chief Executive Officer (617-925-1955)

RANDOLPH BANCORP, INC. ANNOUNCES FIRST QUARTER 2020 FINANCIAL RESULTS

STOUGHTON, Massachusetts, April 28, 2020 – Randolph Bancorp, Inc. (the “Company”) (NASDAQ Global Market: RNDB), the holding company for Envision Bank (the “Bank”), today announced a net loss of $818,000, or $0.16 per share, for the first quarter of 2020 compared to a net loss of $51,000, or $0.01 per share, for the first quarter of 2019. Excluding one-time charges of $1,375,000 related to the retirement of senior executives, provision expense of $357,000 related to the COVID-19 pandemic, and operating expenses of $18,000 related to addressing the COVID-19 pandemic, earnings were $932,000, or $0.18 per share, for the first quarter of 2020.

At March 31, 2020, total assets amounted to $652.9 million compared to $631.0 million at December 31, 2019, an increase of $21.9 million, or 3.5%. Contributing to asset growth was a $7.1 million increase in net loans, as well as a $13.0 million increase in cash and cash equivalents held in anticipation of funding loans.

William M. Parent, President and Chief Executive Officer, stated, “The first quarter of 2020 was a very eventful period for our Company. We are very pleased with the strong performance of our mortgage banking operations during this low interest rate environment. Meeting the demands of our customers, we realized record levels of mortgage banking revenue from loan sales and origination activity during the quarter. We also continued our focused growth in core deposits, growing our non-brokered deposit base at a 13% annualized rate. With the onset of the COVID-19 pandemic, we moved quickly to protect our employees, shifting 90% of them to working remotely while still meeting the service expectations of our customers through augmented business operations and our digital platform. Lastly, we transitioned our leadership with the retirement of Jim McDonough as CEO and Mike Devlin as CFO and we thank them for their trusted stewardship of the Company. With a strong balance sheet and capital position, the Company is ready to manage our continued evolution through whatever challenges lie ahead.”

First Quarter Operating Results

Net interest income increased by $47,000, or 1.1%, to $4.4 million for the three months ended March 31, 2020 compared to the same period in the prior year. This increase was primarily due to an increase in average interest-earning assets between periods of $32.2 million, or 5.6%, as the Company continued to leverage its strong capital base. The net interest margin decreased in the first quarter of 2020 to 2.91%, from 3.04% in the first quarter of 2019, due to deposit repricing lagging the decreasing interest-earning asset yields in a declining interest rate environment.

The Company recognized a provision for loan losses of $724,000 for the quarter ended March 31, 2020 compared to no provision in the prior year quarter. The provision in the quarter ended March 31, 2020 included a $357,000 increase to the general component of the allowance for loan losses to represent the estimate of probable incurred losses as of March 31, 2020, associated with the impact of COVID-19 pandemic and the measures taken to control its spread on the Company’s loan portfolio. At March 31, 2020, higher loss factors were assigned to each major loan portfolio category based on their level of risk. In addition, the increase in the provision reflected loan portfolio growth of $7.8 million since December 31, 2019 as well as higher risk ratings assigned to certain commercial loans. The allowance for loan losses was 1.04% and

0.90% of total loans at March 31, 2020 and December 31, 2019, respectively, and was 152.6% and 131.4% of non-performing loans at March 31, 2020 and December 31, 2019, respectively.

Non-interest income increased $3.1 million to $6.5 million for the quarter ended March 31, 2020 from $3.4 million in the quarter ended March 31, 2019, principally due to an increase of $4.6 million, or 176.0%, in the net gain on loan origination and sale activities. The increase in the gain on loan origination and sale activities was partially offset by a decrease in net mortgage servicing fees due to a fair value adjustment for mortgage servicing rights of $1.6 million given expectations of higher prepayments.

Non-interest expenses increased $3.1 million to $11.0 million in the first quarter ended March 31, 2020 from $7.9 million in the first quarter ended March 31, 2019. Non-interest expenses in the first quarter of 2020 included one-time charges of $1,375,000 related to the retirement of senior executives as well as $18,000 of COVID-19 pandemic-related expenses. Excluding these unusual items, non-interest expenses in the first quarter of 2020 increased $1.7 million compared to the prior year period, principally due to an increase in salaries and employee benefits of $1.3 million. This increase is principally related to higher commissions and incentives associated with increased residential loan production, partially offset by a decrease in bonuses paid to new loan originators hired in the prior year.

Professional fees in the first quarter of 2020 increased $137,000 over the prior year period, primarily related to management succession planning costs. Spending on marketing in the first quarter of 2020 was $36,000 less than the prior year period due to fewer marketing campaigns while our communities are subject to a stay-at-home order due to the COVID-19 pandemic. The increase of $224,000 in other non-interest expenses in the first quarter of 2020 was driven mainly by costs related to higher loan production.

Income tax expense of $11,000 for the quarter ended March 31, 2020 consists solely of a state income tax provision which is based on the projected effective state tax rate for the year.

The Company has a net operating loss carryforward (“NOL”) for federal tax purposes of $12.0 million. Since 2014, the NOL as well as other deferred tax assets have been subject to a full valuation allowance, which totaled $2.3 million at March 31, 2020. We evaluate the tax valuation allowance on a quarterly basis. Based primarily on an assessment of historical operating results, we concluded that the valuation allowance should be maintained at March 31, 2020.

Balance Sheet

Total assets were $652.9 million at March 31, 2020 compared to $631.0 million at December 31, 2019, increasing by $21.9 million, or 3.5%. This growth primarily resulted from an increase in cash and cash equivalents of $13.0 million, which reflects the need to fund mortgage loans that are in our production pipeline. In addition, net loans increased $7.1 million, with increases mainly in residential and commercial real estate loans, partially offset by decreases in consumer and commercial and industrial loans. Loans held for sale declined by $4.0 million, to $58.8 million at March 31, 2020 from $62.8 million at December 31, 2019, principally because of high loan sale volumes which reached $215.0 million in the first quarter of 2020.

The increase in total assets was funded by deposit growth, driven by an increase in non-brokered deposits of $12.9 million in the first quarter of 2020, representing 12.7% annualized growth. Brokered deposits declined by $4.9 million to $86.0 million at March 31, 2020, from $90.9 million at December 31, 2019. In contrast, FHLB advances increased by $7.6 million to $52.0 million at March 31, 2020, from $44.4 million at December 31, 2019, given that FHLB advances have been a relatively cheaper source of wholesale funding.

Total stockholders’ equity was $79.0 million at March 31, 2020 compared to $78.5 million at December 31, 2019. The increase of $494,000 occurred despite net losses of $818,000 in the first quarter of 2020, principally as a result of an increase in the fair value of available-for-sale securities, net of taxes, of $1.6 million and equity adjustments of $947,000 related to the stock benefit plan and employee stock ownership plan. These increases were partially offset by stock repurchases of $1.2 million as the Company repurchased shares during the first quarter of 2020.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

COVID-19 Impact

As previously noted, the COVID-19 pandemic impacted our communities in March 2020. Though at March 31, 2020 it was too early to detect increases in delinquencies and non-performing loans because of the pandemic, a provision was made to the allowance for loan losses based on management’s best estimate of the impact of the pandemic on the ability of borrowers to repay their loans as of March 31, 2020. Management will continue to carefully assess the exposure of the portfolios to COVID-19-related factors, economic trends and their effect on credit quality.

In response to the pandemic’s effects on our customers, the Company implemented a series of measures through the date of this release, including participation in the Small Business Administration’s Paycheck Protection Program, of which we funded $8.8 million of loans through April 24, 2020, and granting 3-month payment deferrals for residential mortgage, home equity and certain commercial borrowers who were current in their payments. Depending on the circumstances of the borrowers, the forbearance calls for a reduced or full deferral of payment. Please refer to the Loan Payment Deferrals and COVID-19 Most Impacted Sectors for statistics on mortgage loan payment deferrals and the commercial loan sectors we believe could be exposed to the economic impact of the COVID-19 pandemic.

About Randolph Bancorp, Inc.

Randolph Bancorp, Inc. is the holding company for Envision Bank and its Envision Mortgage Division. Envision Bank is a full-service community bank with five retail branch locations, loan operations centers in North Attleboro and Stoughton, Massachusetts, eight loan production offices located throughout Massachusetts and one loan production office in Southern New Hampshire.

Randolph Bancorp, Inc. is the sole member of Envision Bank Foundation, Inc. (the “Foundation”), a nonprofit corporation organized in 2016 to financially support community projects that improve the quality of life in markets served by Envision Bank. Since inception, the Foundation has funded projects focused on support of military veterans and their families, and education.

Forward Looking Statements

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the negative impacts and disruptions of the COVID-19 pandemic and the measures taken to contain its spread on our employees, customers, business operations, credit quality, financial position, liquidity and results of operations; the length and extent of economic contraction as a result of the COVID-19 pandemic; the effects of continued deterioration in general business and economic conditions on a national basis and in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in consumer behavior due to changing business and economic conditions or legislative or regulatory initiatives; reputational risk relating to the Company’s participation in the Paycheck Protection Program and other pandemic-related legislative and regulatory initiatives and programs; continued turbulence in the capital and debt markets and the impact of such conditions on the Company’s business activities; and the risk factors described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures, such as return on average assets, return on average equity, non-interest income to total income, the efficiency ratio, tangible book value per share and, where applicable, as adjusted for non-recurring items. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of on-going business activities, and to enhance comparability with peers across the financial services sector.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	March 31,	December 31,
	2020	2019

Assets
Cash and due from banks	$4,589	$4,371
Interest-bearing deposits	16,656	3,881
Total cash and cash equivalents	21,245	8,252

Certificates of deposit	490	490
Securities available for sale, at fair value	55,465	57,503
Loans held for sale, at fair value	58,781	62,792
Loans, net of allowance for loan losses of $4,996 in 2020 and $4,280 in 2019	476,226	469,131
Federal Home Loan Bank of Boston stock, at cost	2,873	2,417
Accrued interest receivable	1,397	1,393
Mortgage servicing rights, net	7,488	8,556
Premises and equipment, net	5,667	5,748
Bank-owned life insurance	8,486	8,441
Foreclosed real estate, net	132	-
Other assets	14,636	6,281

Total assets	$652,886	$631,004

Liabilities and Stockholders' Equity
Deposits:
Non-interest bearing	$65,017	$61,603
Interest bearing	354,051	344,581
Brokered	85,951	90,858
Total deposits	505,019	497,042

Federal Home Loan Bank of Boston advances	52,013	44,403
Mortgagors' escrow accounts	2,074	2,052
Post-employment benefit obligations	2,329	2,464
Other liabilities	12,495	6,581
Total liabilities	573,930	552,542

Stockholders' Equity:
Common stock	55	56
Additional paid-in capital	50,832	51,127
Retained earnings	30,939	31,757
ESOP-Unearned compensation	(3,897)	(3,944)
Accumulated other comprehensive income (loss), net of tax	1,027	(534)
Total stockholders' equity	78,956	78,462

Total liabilities and stockholders' equity	$652,886	$631,004

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Consolidated Statements of Operations

(Dollars in thousands except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2020	2019
Interest and dividend income:
Loans	$5,620	$5,588
Other interest and dividend income	433	428
Total interest and dividend income	6,053	6,016

Interest expense	1,628	1,638

Net interest income	4,425	4,378
Provision for loan losses	724	-
Net interest income after provision for loan losses	3,701	4,378

Non-interest income:
Customer service fees	306	329
Gain on loan origination and sale activities, net	7,144	2,588
Mortgage servicing fees, net	(1,254)	319
Other	255	177
Total non-interest income	6,451	3,413
Non-interest expenses:
Salaries and employee benefits	8,126	5,412
Occupancy and equipment	698	656
Professional fees	405	268
Marketing	152	188
Other non-interest expenses	1,578	1,354
Total non-interest expenses	10,959	7,878
Loss before income taxes	(807)	(87)
Income tax expense (benefit)	11	(36)

Net loss	$(818)	$(51)

Net loss per share (basic and diluted)	$(0.16)	$(0.01)

Weighted average shares outstanding	5,158,294	5,478,544

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Averages Balances/Yields

(Dollars in thousands)

(Unaudited)

	Average Balance and Yields
	For the Three Months Ended March 31,
	2020			2019
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
(Dollars in thousands)	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets:
Loans (1)	$531,141	$5,620	4.23%	$516,454	$5,588	4.33%
Investment securities(2) (3)	58,799	379	2.58%	55,155	404	2.93%
Interest-earning deposits	18,458	56	1.21%	4,550	28	2.46%
Total interest-earning assets	608,398	6,055	3.98%	576,159	6,020	4.18%
Noninterest-earning assets	31,774			25,151
Total assets	$640,172			$601,310
Interest-bearing liabilities:
Savings accounts	134,843	284	0.84%	101,976	82	0.32%
NOW accounts	39,049	51	0.52%	40,571	48	0.47%
Money market accounts	78,394	197	1.01%	71,407	228	1.28%
Term certificates	188,654	893	1.89%	163,668	802	1.96%
Total interest-bearing deposits	440,940	1,425	1.29%	377,622	1,160	1.23%
FHLBB advances	47,102	203	1.72%	76,153	478	2.51%
Total interest-bearing liabilities	488,042	1,628	1.33%	453,775	1,638	1.44%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	62,718			61,748
Other noninterest-bearing liabilities	9,549			7,632
Total liabilities	560,309			523,155
Total stockholders' equity	79,863			78,155
Total liabilities and stockholders' equity	$640,172			$601,310
Net interest income		$4,427			$4,382
Interest rate spread(4)			2.65%			2.74%
Net interest-earning assets(5)	$120,356			$122,384
Net interest margin(6)			2.91%			3.04%

Ratio of interest-earning assets to interest-bearing liabilities	124.66%			126.97%

(1) Includes nonaccruing loan balances and interest received on such loans.

(2) Includes carrying value of securities classified as available-for-sale and FHLB of Boston stock

(3) Includes tax equivalent adjustments for municipal securities, based on an effective tax rate of 21%, of $2,000 and $4,000 for the three months ended March 31, 2020 and 2019, respectively.

(4) Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(5) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(6) Net interest margin represents net interest income divided by average total interest-earning assets.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Rate/Volume Analysis

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	March 31, 2020 v. 2019
	Increase (Decrease)		Total
	Due to Changes in		Increase
	Volume	Rate	(Decrease)
Interest-earning assets:
Loans	$157	$(125)	$32
Investment securities	26	(51)	(25)
Interest-earning deposits	48	(20)	28
Total interest-earning assets	231	(196)	35
Interest-bearing liabilities:
Savings accounts	34	168	202
NOW accounts	(2)	5	3
Money market accounts	21	(52)	(31)
Term certificates	119	(28)	91
Total interest-bearing deposits	172	93	265
FHLBB advances	(151)	(124)	(275)
Total interest-bearing liabilities	21	(31)	(10)

Change in net interest income	$210	$(165)	$45

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended March 31, 2020
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$3,994	$431	$4,425
Provision (credit) for loan losses	724	-	724

Net interest income after provision (credit) for loan losses	3,270	431	3,701

Non-interest income:
Customer service fees	273	33	306
Gain on loan origination and sale activities, net (1)	-	7,472	7,472
Mortgage servicing fees, net	(87)	(1,167)	(1,254)
Other	140	115	255
Total non-interest income	326	6,453	6,779

Non-interest expenses:
Salaries and employee benefits	3,098	5,028	8,126
Occupancy and equipment	404	294	698
Other non-interest expenses	1,145	990	2,135
Total non-interest expenses	4,647	6,312	10,959

Income (loss) before income taxes and elimination of inter-segment profit	$(1,051)	$572	(479)

Elimination of inter-segment profit			(328)
Loss before income taxes			(807)

Income tax expense			11
Net loss			$(818)

(1)	Before elimination of inter-segment profit
(2)

Salaries and benefits include the severance and vested stock acceleration costs related to the retirement of the CEO and CFO of the Bank. The total cost of this event was $1.38 million, of which $1.03 million was allocated to the Bank segment and the remainder, $344,000, was allocated to the mortgage segment.

The information above was derived from the internal management reporting system used by management to measure performance of the segments.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended March 31, 2019
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$4,181	$197	$4,378
Provision for loan losses	-	-	-

Net interest income after credit for loan losses	4,181	197	4,378

Non-interest income:
Customer service fees	295	34	329
Gain on loan origination and sale activities, net (1)	-	2,744	2,744
Mortgage servicing fees, net	(88)	407	319
Other	125	52	177
Total non-interest income	332	3,237	3,569

Non-interest expenses:
Salaries and employee benefits	1,539	3,873	5,412
Occupancy and equipment	400	256	656
Other non-interest expenses	954	856	1,810
Total non-interest expenses	2,893	4,985	7,878

Income (loss) before income taxes and elimination of inter-segment profit	$1,620	$(1,551)	69

Elimination of inter-segment profit			(156)
Loss before income taxes			(87)

Income tax benefit			(36)
Net loss			$(51)

(1) Before elimination of inter-segment profit

The information above was derived from the internal management reporting system used by management to measure performance of the segments.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Reconciliation of GAAP to Non-GAAP Net Income (Loss)

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2020	2019

Net loss - GAAP basis	$(818)	$(51)

Allowance for loans and lease losses related to COVID-19	357	-

Non-interest expense adjustments:
Retirement salary and benefits compensation	692	-
Accelerated vesting of stock-based compensation	683	-
COVID-19 related expenses	18	-
Net income (loss) - Non-GAAP basis	$932	$(51)

Non-GAAP net income (loss) per share (basic and diluted)	$0.18	$(0.01)

Weighted average shares outstanding	5,158,294	5,478,544

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	Three Months Ended March 31,
	2020	2019

Return on average assets: (1, 4)
GAAP	(0.51%)	(0.03%)
Non-GAAP (2)	0.58%	(0.03%)

Return on average equity: (1, 5)
GAAP	(4.10%)	(0.26%)
Non-GAAP (2)	4.67%	(0.26%)

Net interest margin	2.91%	3.04%

Non-interest income to total income:
GAAP	51.59%	36.20%

Efficiency ratio: (6)
GAAP	100.76%	101.12%
Non-GAAP (2)	87.96%	101.12%

Tier 1 capital to average assets	12.17%	13.22%

Nonperforming assets as a percentage of total assets (3)	0.52%	0.48%

Allowance for loan losses as a percentage of total loans (3)	1.04%	0.88%

Allowance for loan losses as a percentage of non-performing loans	152.55%	150.30%

Tangible book value per share	$14.44	$13.29

(1)	Annualized for quarterly periods presented.
(2)	See page 10 – Reconciliation of GAAP to Non-GAAP Net Income (Loss).
(3)	Total loans exclude loans held for sale but includes net deferred loan costs and fees.
(4)	This non-GAAP measure represents net loss divided by average total assets.
(5)	This non-GAAP measure represents net loss divided by average stockholders’ equity.
(6)	This non-GAAP measure represents total non-interest expenses divided by the sum of net interest income and non-interest income.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

COVID-19 Supplemental Disclosure

(Unaudited)

Loan Payment Deferrals

	As of April 24, 2020
	Commercial loans	Residential loans	Residential loans serviced for others
	(Dollars in thousands)
COVID-19 related loan payment deferral requests
received (approved or pending processing):
Number of loans	37	68	301
Principal balance	$42,058	$19,251	$70,193

COVID-19 related loan payment deferrals approved to date:
Number of loans	8	29	215
Principal balance	$6,541	$7,683	$55,331

COVID-19 Most Impacted Sectors

	As of March 31, 2020
Industry (1)	Exposure balance	Real Estate Secured	Commercial & Industrial	Construction
	(Dollars in thousands)
Group home/care facility	$1,126	$1,126	$-	$-
Hotels/hospitality	12,526	12,492	34	-
Restaurants/food service	7,058	1,663	5,395	-
Retail/shopping center	22,900	18,225	-	4,675
Total loans in COVID-19 impacted sectors	$43,610	$33,506	$5,429	$4,675
Percentage of commercial loans outstanding	28.6%	26.5%	60.1%	27.6%

Commercial loans outstanding	$152,576	$126,608	$9,031	$16,937

Loan to value secured by real estate		51.6%		75.0%

Restaurant/food service loans to enterprise value (2)			60.3%
(1)

This disclosure focuses on industries with balances that are significant to the portfolio at March 31, 2020 and omits industries affected by the COVID-19 pandemic (oil and gas, transportation, etc.) that the Company has minimal or no exposure to.

(2)

The Commercial & Industrial loans primarily relate to restaurant franchises for which enterprise value is determined as a multiple of revenue or earnings before interest, taxes, depreciation, and amortization.